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                                                                    EXHIBIT 23.3

                    [LETTERHEAD OF KLAS ENTERPRISES L.L.C.]

Kent Couling
Morgan Stanley | Investment Banking Division
2725 Sand Hill Road | Suite 200 | Floor 02
Menlo Park, CA 94025


To whom it may concern:                                         November 17,2004

We consent to the use in this Registration Statement of Stentor, Inc. on Form S-1 of information derived from our KLAS PACS Report regarding the PACS industry appearing in the Prospectus, which is part of this Registration Statement. We also consent to the references to us in the Prospectus.

Sincerely,

/s/ Adam Gale

Adam Gale
Vice President, Operations
KLAS Enterprises
630 East Technology Avenue
Orem, UT 84097